Exhibit 32.2

CERTIFICATE PURSUANT TO 18 U.S.C. SECTION 1350, SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the quarterly report of HealthWarehouse.com, Inc. (the “Company”) on Form 10-Q for the three and six months ended June 30, 2011 as filed with the Securities and Exchange Commission (the “Report”), I, Patrick E. Delaney, Chief Financial Officer and Treasurer, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

August 12, 2011	/s/ Patrick E. Delaney
Patrick E. Delaney
Chief Financial Officer and Treasurer

A signed original of this written statement required by section 906 has been provided to HealthWarehouse.com, Inc. and will be retained by HealthWarehouse.com, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.